CUSIP No. 980905301	13D

EXHIBIT 99.4

AGREEMENT

Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, the undersigned hereby agree that only one statement containing the information required by Schedule 13D need be filed with respect to the ownership by each of the undersigned of shares of stock of World Heart Corporation.

EXECUTED this 6th day of August, 2008.

NEW LEAF VENTURES II, L.P.

By:	NEW LEAF VENTURE ASSOCIATES II, L.P.
General Partner

	By:		NEW LEAF VENTURE MANAGEMENT II, L.L.C.
General Partner

		By:	/s/ Craig L. Slutzkin
Craig L. Slutzkin
Chief Financial Officer

NEW LEAF VENTURE ASSOCIATES II, L.P.

By:	NEW LEAF VENTURE MANAGEMENT II, L.L.C.
General Partner

	By:		/s/ Craig L. Slutzkin
Craig L. Slutzkin
Chief Financial Officer

NEW LEAF VENTURE MANAGEMENT II, L.L.C.

	By:		/s/ Craig L. Slutzkin
Craig L. Slutzkin
Chief Financial Officer

*
Philippe O. Chambon

*
James Niedel

*
Vijay Lathi

CUSIP No. 980905301	13D

*
Kathleen LaPorte

*
Ronald Hunt

*
Jeani Delagardelle

/s/ Craig L. Slutzkin
Craig L. Slutzkin
As attorney-in-fact

*	This Schedule 13D was executed by Craig L. Slutzkin on behalf of the individuals listed above pursuant to Powers of Attorney, copies of which are attached as Exhibit 99.5.